                                                                    EXHIBIT 99.1

                                  Contact:  Arnold Agbayani
                                            Senior Vice President, Finance & CFO
                                            IXYS Corporation
                                            3540 Bassett Street
                                            Santa Clara, California 95054

IXYS REPORTS ELEVEN CONSECUTIVE QUARTERS OF REVENUE GROWTH

Santa Clara, CA. November 4, 2004 -- IXYS Corporation (NASDAQ:SYXI) today reported revenues of $61.4 million for the quarter ended September 30, 2004, which is an increase of 43.0% over the $42.9 million in revenues for the same quarter in the prior fiscal year.


For the six months ended September 30, 2004, IXYS reported revenues of $121.3 million, which was a 46.2% increase as compared to $83.0 million in revenues for the same six-month period in the prior fiscal year.


"IXYS has shown eleven consecutive quarters of revenue growth and nine consecutive quarters of record revenues. We ended the September quarter with $76 million in backlog, which is just 6% lower than our prior quarter record backlog, indicating a slowing of our revenue growth. However the results indicate the leverage of our revenue growth to date on our profitability and cash generation. Profits for the six months ended September 2004 increased by about 1600% over last year's comparable period," said Dr. Nathan Zommer, Chief Executive Officer of IXYS.

Gross profit was $19.5 million, or 31.8% of net sales, for the quarter ended September 30, 2004. This represents a 73.6% increase over gross profit of $11.2 million, or 26.2% percent of net sales, for the same quarter in the prior fiscal year.

For the six-month period ending September 30, 2004, gross profit was $36.7 million, or 30.2% of net sales. This represents a 55.6% increase in gross profit from $23.6 million, or 28.4% of net sales, for the same six-month period of the prior fiscal year.


Net income in the quarter ended September 30, 2004 was $3.8 million ($0.11 per share, diluted), as compared to net loss of $109,000 ($0.00 per share, diluted) in the quarter ended September 30, 2003.

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For the six-month period ended September 30, 2004, net income was $5.7 million
($0.16 per share, diluted), as compared to net income of $335,000 ($0.01 per share, diluted) in the same six-month period of the prior fiscal year.


Arnold Agbayani, Chief Financial Officer of IXYS, said, "The September and December quarters have normally been weaker quarters for the company. We therefore expect that our December quarter revenues will be flat as compared to our September quarter revenues."

IXYS develops and markets primarily high performance power semiconductor and control ICs that are used in controlling and converting electrical power efficiently in power systems for telecommunication infrastructure, motor drives, medical systems and transportation. IXYS also serves emerging markets with a combination of digital and analog integrated circuits to control flat panel displays, medical instruments and telecommunications products.

SAFE HARBOR STATEMENT

The foregoing press release contains forward-looking statements. Forward looking statements include those regarding backlog, our revenue growth and our expectations for revenues in the December quarter. Actual results may vary materially from those contained in the forward-looking statements, due to unanticipated adverse variations in demand for our products, the cancellation of orders, unexpected technical challenges, difficulties in marketing and selling our products and delays or disruptions in the manufacture of our products. Further information on other risks that could affect IXYS is detailed and included in IXYS' 10-Q for the fiscal quarter ended June 30, 2004, as filed with the Securities and Exchange Commission. IXYS undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.


Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting IXYS directly.

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                                IXYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                            September 30,      March 31,
                                                                                 2004            2004
                                                                            -------------    -------------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                              $      49,659    $      43,199
     Accounts receivable, net                                                      37,750           33,131
     Inventories, net                                                              51,049           48,055
     Prepaid expenses                                                               2,763            1,710
     Deferred income taxes                                                          8,090            7,769
                                                                            -------------    -------------
                   Total current assets                                           149,311          133,864
Plant and equipment, net                                                           24,668           26,369
Other assets                                                                       28,980           28,533
Deferred income taxes                                                               9,399            9,503
                                                                            -------------    -------------

                   Total assets                                             $     212,358    $     198,269
                                                                            =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of capitalized lease obligations                       $       2,812    $       3,447
     Current portion of notes payable to bank                                         700              800
     Accounts payable                                                              18,022           15,277
     Accrued expenses and other liabilities                                        22,997           18,094
                                                                            -------------    -------------
                   Total current liabilities                                       44,531           37,618
Capitalized lease and other long term obligations, net of current portion           2,580            3,061
Pension liabilities                                                                12,553           12,059
                                                                            -------------    -------------
                   Total liabilities                                               59,664           52,738
                                                                            -------------    -------------

Common stock                                                                          331              331
Additional paid-in capital                                                        150,972          150,617
Notes receivable from stockholders                                                 (1,128)          (1,388)
Retained earnings                                                                  (5,046)         (10,750)
Accumulated other comprehensive income                                              7,565            6,721
                                                                            -------------    -------------
                   Stockholders' equity                                           152,694          145,531
                                                                            -------------    -------------

                   Total liabilities and stockholders' equity               $     212,358    $     198,269
                                                                            =============    =============


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

                                IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                      Three Months Ended            Six Months Ended
                                                                         September 30,                September 30,
                                                                  --------------------------    --------------------------
                                                                     2004           2003           2004           2003
                                                                  -----------    -----------    -----------    -----------
Net revenues                                                      $    61,385    $    42,926    $   121,339    $    83,022
Cost of goods sold                                                     41,874         31,689         84,653         59,444
                                                                  -----------    -----------    -----------    -----------
                   Gross profit                                        19,511         11,237         36,686         23,578
                                                                  -----------    -----------    -----------    -----------

Operating expenses:
                   Research, development and engineering                5,071          3,855          9,623          7,889
                   Selling, general and administrative                  8,151          7,447         17,527         15,173
                                                                  -----------    -----------    -----------    -----------
                                Total operating expenses               13,222         11,302         27,150         23,062
                                                                  -----------    -----------    -----------    -----------

                   Operating income (loss)                              6,289            (65)         9,536            516
Other income (expense), net                                               (14)           (93)          (217)             9
                                                                  -----------    -----------    -----------    -----------

                   Income (loss) before income tax provision            6,275           (158)         9,319            525
Provision for income tax expense (benefit)                              2,434            (49)         3,615            190
                                                                  -----------    -----------    -----------    -----------

Net income (loss)                                                 $     3,841    $      (109)   $     5,704    $       335
                                                                  ===========    ===========    ===========    ===========

Net income (loss) per share - basic                               $      0.12    $     (0.00)   $      0.17    $      0.01
                                                                  ===========    ===========    ===========    ===========

Weighted average shares used in per share calculation - basic          33,007         32,213         32,980         32,051
                                                                  ===========    ===========    ===========    ===========

Net income (loss) per share - diluted                             $      0.11    $     (0.00)   $      0.16    $      0.01
                                                                  ===========    ===========    ===========    ===========

Weighted average shares used in per share calculation - diluted        34,483         32,213         34,772         33,061
                                                                  ===========    ===========    ===========    ===========


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